UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2010

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(i)

On April 1, 2010, Wizzard Software Corporation, a Colorado corporation (the “Company”), executed a Securities Purchase Agreement (the “SPA”) with five institutional investors (the “Investors”), by which the Investors agreed to purchase an aggregate of 8,000,000 shares of the Company’s one mill ($0.001) per value common stock (the “Shares”) at a price of $0.25 per Share, and warrants to purchase 5,000,000 additional shares of the Company’s common stock at an exercise price of $0.35 per share (the “Warrants”), all pursuant to the Company’s Registration Statement on Form S-3 (Securities and Exchange Commission File No. 333-162142) that was declared effective by the Commission on December 11, 2009 (the “Offering”).  The offer and sale of these securities was made directly by the Company, without the use of any placement agent or underwriter.

The SPA grants to the Investors the right to participate in subsequent financings by the Company for the first 13 months following closing of the SPA, and requires the Company to give each investor five trading days’ pre-notice of any such subsequent financings.  The SPA also prohibits the Company from issuing any shares of its common stock or common stock equivalents for a period of 90 days after closing of the SPA without the prior written consent of investors holding at least 67% of the Shares purchased under the Offering.  The Company is also prohibited from issuing common stock or common stock equivalents in any variable rate transaction until no Warrants remain outstanding.

The Warrants shall be exercisable at any time on or after the 181st day following the issuance date thereof (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date.  Each Warrant may be exercised in whole or in part during that period of time by delivering a duly executed Notice of Exercise Form to the Company, along with the full exercise price within three days of such exercise.  In the event that there is no effective registration statement with respect to the shares of common stock underlying the Warrants (the “Warrant Shares”), then the Warrants may also be exercised by means of a “cashless exercise.”

Upon full or partial exercise of any Warrant, the applicable Warrant Shares shall be transmitted to the purchaser through the Depository Trust Company’s Deposit Withdrawal Agent Commission system if the Company is then a participant in such system.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrant.  The exercise price of the Warrants shall be adjusted in the event that the Company pays any stock dividend, subdivides outstanding shares of its common stock into a larger number of shares, or combines outstanding shares of its common stock into a smaller number of shares while any Warrants are outstanding.  The exercise price of the Warrants is also subject to reduction in the event that the Company sells or reprices any security at a price per share that is less than the exercise price of the Warrants.  If the dilutive issuance is also a variable rate transaction, the number of Warrant Shares issuable under the Warrants shall also be increased such that the aggregate exercise price payable thereunder, after taking into account the reduction of the exercise price, shall be equal to the aggregate exercise price prior to such adjustment; provided, however, that until the Company has obtained stockholder approval of the transactions contemplated by the Offering, the Company may not adjust the exercise price of the Warrants below $0.3399, subject to adjustment for forward and reverse stock splits, stock dividends and similar transactions.  Approval of such transactions will be presented for stockholder approval at the Company’s next annual meeting of stockholders.

The Warrants shall be transferable in whole or in part upon surrender thereof to the Company or its designated agent, together with a written assignment form and funds sufficient to pay any applicable transfer taxes.  The Warrants shall not entitle the holders thereof to any voting rights, dividend rights or other rights as stockholders of the Company prior to the exercise thereof.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

10.1

Form of Securities Purchase Agreement

10.2

Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  April 1, 2010

By /s/ Christopher J. Spencer

    Christopher J. Spencer, President